Exhibit 99.1

Global Telecom & Technology Reports Second Quarter 2009 Results

Company Achieves Record Profitability as Adjusted EBITDA Exceeds $1 Million

MCLEAN, Va.--(BUSINESS WIRE)--August 12, 2009--Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a leading global network integrator that provides its clients with a broad portfolio of wide-area network and mobility services, announced today results for the second quarter ended June 30, 2009.

  Revenue grew sequentially to $16.1 million as compared to $15.7 million for the first quarter 2009. Revenue declined as compared to $17.3 million in the second quarter of 2008 due to the substantial weakening of the Euro and British Pound Sterling to the U.S. Dollar since last year. Absent currency translation impacts, revenue recorded in local currency for second quarter 2009 grew in comparison to the second quarter 2008.
  Gross margin increased sequentially to 29.1 percent as compared to 27.0 percent in the previous quarter, and declined slightly year over year from 30.1 percent in 2008.
  As a percentage of revenue, selling, general and administrative (“SG&A”) expense, excluding non-cash compensation, was sequentially flat at 22.5 percent for the quarter, but decreased significantly when compared to 27.7 percent in the second quarter 2008.
  Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”)* increased 47 percent sequentially to $1.1 million in the second quarter 2009, and increased 150 percent year over year when compared to $0.4 million in 2008.

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“We are very proud to have reached two significant milestones, both of which demonstrate sustained profitability. We surpassed $1 million in Adjusted EBITDA for a quarter, and we generated positive operating and net income for the first half of 2009,” stated Richard D. Calder, Jr., president and chief executive officer. “GTT excels in combining multiple networks and technologies to deliver cost-effective solutions for our clients’ unique requirements, and we recently announced several new client wins, including Vantage, Pilkington, WINC, and RWT Telecom.”

“With very modest capital expenditures for the quarter and year-to-date, our adjusted EBITDA tightly correlates to cash generation, which we have used to continually strengthen our working capital,” said Eric A. Swank, chief financial officer. “With our strengthening balance sheet, eight-quarter history of positive adjusted EBITDA, and global sales and operating platform, we believe GTT is well positioned to grow both organically and otherwise.”

Conference Call Information

GTT will discuss its results on its quarterly conference call scheduled for Thursday, August 13, at 8:30 a.m. Eastern Time (5:30 a.m. PT). To hear the conference call live, interested parties may dial 1.888.378.0320 or +1.719.325.2443 and enter passcode 6240690. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the call replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 6240690. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is a global network integrator that provides its clients with a broad portfolio of wide-area network and wireless mobility services. With over 800 worldwide supplier relationships, GTT combines multiple networks and technologies to deliver cost-effective solutions specifically designed for each client’s unique requirements. GTT enhances client performance through our proprietary systems, comprehensive project management, and 24x7 operations support.

Headquartered just outside Washington, D.C. in McLean, Virginia, with offices in London and Dusseldorf, GTT provides service to more than 300 enterprise, government, and carrier clients in over 70 countries, worldwide. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	June 30, 2009	December 31, 2008

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,678	$5,786
Accounts receivable, net	9,094	8,687
Deferred contract costs	1,018	1,226
Prepaid expenses and other current assets	752	853
	15,542	16,552
Total current assets
Property and equipment, net	1,119	1,302
Intangible assets, net	3,383	4,051
Other assets	401	692
Goodwill	22,000	22,000

Total assets	$42,445	$44,597

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,030	$11,931
Accrued expenses and other current liabilities	7,242	6,654
Deferred revenue	3,978	3,961

Total current liabilities	20,250	22,546

Long-term debt	8,796	8,796
Deferred revenue and other long-term liabilities	1,579	1,126

Total liabilities	30,625	32,468

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 15,357,826 and 14,942,840 shares issued and outstanding	2	1
Additional paid-in capital	57,879	57,584
Accumulated deficit	(45,678)	(45,954)
Accumulated other comprehensive income	(383)	498

Total stockholders’ equity	11,820	12,129

Total liabilities and stockholders' equity	$42,445	$44,597

Global Telecom & Technology, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Revenue:
Telecommunications services sold	$16,116	$17,270	$31,858	$33,559

Operating expenses:
Cost of telecommunications services provided	11,432	12,065	22,924	23,634
Selling, general and administrative expense	3,754	4,944	7,449	9,713
Depreciation and amortization	459	690	904	1,377

Total operating expenses	15,645	17,699	31,277	34,724

Operating income (loss)	471	(429)	581	(1,165)

Other income (expense):
Interest expense, net	(219)	(189)	(432)	(399)
Other income, net	76	(6)	107	1
Total other income (expense)	(143)	(195)	(325)	(398)

Loss before income taxes	328	(624)	256	(1,563)

Benefit from income taxes	(64)	(121)	(20)	(455)

Net income (loss)	$392	$(503)	$276	$(1,108)

Earnings (loss) per share:
Basic	$0.03	$(0.03)	$0.02	$(0.08)
Diluted	$0.03	$(0.03)	$0.02	$(0.08)

Weighted average shares:
Basic	15,340,230	14,930,388	15,178,805	14,772,295
Diluted	15,535,402	14,930,388	15,280,551	14,772,295

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating loss (in thousands):

	For the three months ended		For the six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Operating income (loss)	$471	$(429)	$581	$(1,165)
Depreciation and amortization	459	690	904	1,377
Non-cash compensation	129	163	295	362
Adjusted EBITDA	$1,059	$424	$1,780	$574

CONTACT:
Global Telecom & Technology, Inc.
Media Contact:
JD Darby, +1-703-442-5530
jd.darby@gt-t.net
or
Investor Contact:
Eric Swank, +1-703-442-5529
eric.swank@gt-t.net